Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-200686) of Tandem Diabetes Care, Inc.,

(2) Registration Statement (Form S-8 No. 333-192406) pertaining to the 2006 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care Inc.,

(3) Registration Statement (Form S-8 No. 333-202254) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc., and

(4) Registration Statement (Form S-8 No. 333-209685) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Tandem Diabetes Care, Inc.;

of our report dated March 8, 2017, with respect to the financial statements of Tandem Diabetes Care, Inc. and to the reference to our firm under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Annual Report (Form 10-K) of Tandem Diabetes Care, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

San Diego, California

March 8, 2017